UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North Creek Parkway Bothell, Washington	98011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

                                         N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, based on a review of market data, the Board of Directors of OncoGenex Pharmaceuticals, Inc. (the “Company”) granted (i) Jack Goldstein, Chairman of the Board of Directors, an option to purchase up to 31,500 shares of the Company’s common stock (the “Common Stock”) and (ii) each of the remaining non-employee directors, Neil Clendeninn, Martin Mattingly, Stewart Parker and David Smith, an option to purchase up to 22,500 shares of Common Stock. The options have an exercise price of $1.00 per share and will vest on the earlier of May 26, 2017 or the date immediately prior to the Company’s next annual meeting of stockholders, subject to the optionee’s provision of service to the Company through such date.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2016, the Company held its 2016 Annual Meeting at which the Company’s stockholders (i) elected the six directors identified in the table below to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified, and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Set forth below are the final voting tallies for the Company’s 2016 Annual Meeting:

Proposal: Election of Directors	For	Withheld	Broker Non-Vote
Neil Clendeninn	5,762,874	573,887	14,829,365
Scott Cormack	5,819,146	517,615	14,829,365
Jack Goldstein	5,763,475	573,286	14,829,365
Martin Mattingly	5,775,355	561,406	14,829,365
Stewart Parker	5,824,465	512,296	14,829,365
David Smith	5,817,560	519,201	14,829,365

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	20,991,483	90,299	84,344	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: May 31, 2016	/s/ John Bencich
John Bencich
Chief Financial Officer

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